NEWS RELEASE

For information contact:

Kevin B. Habicht

Chief Financial Officer

(407) 265-7348

For Immediate Release

November 1, 2005

RECORD THIRD QUARTER OPERATING RESULTS ANNOUNCED BY

COMMERCIAL NET LEASE REALTY, INC.

Orlando, Florida, November 1, 2005—Commercial Net Lease Realty, Inc. (NYSE: NNN), a real estate investment trust, today announced operating results for the quarter and nine months ended September 30, 2005. Highlights include:

Operating Results:

•	Net earnings available to common shareholders, revenues, funds from operations (“FFO”) available to common shareholders:

	Quarter Ended September 30,			Nine Months Ended September 30,
	2005	2004		2005		2004
	(in thousands, except per share data)
Net earnings available to common shareholders	$15,110	$15,585	(2)	$68,222	(1)	$41,746	(3)
Net earnings per common share (diluted)	$0.28	$0.30	(2)	$1.26	(1)	$0.81	(3)
Revenues	$34,994	$32,732		$104,267		$94,873
FFO available to common shareholders	$21,375	$19,520	(2)	$61,825		$52,723	(3)
FFO per common share (diluted)	$0.40	$0.38	(2)	$1.14		$1.02	(3)

(1)	Includes an extraordinary gain on acquisition of Orange Avenue Mortgage Investments, Inc., net of income taxes of $11,805 or $0.22 per share for the nine months ended September 30, 2005.
(2)	Includes transition costs of $52 or less than $0.01 per share for the quarter ended September 30, 2004.
(3)	Includes transition costs of $3,252 or $0.06 per share for the nine months ended September 30, 2004.

•	Investment Portfolio occupancy increased to 99.2% at September 30, 2005, compared to 96.5% at September 30, 2004

Investments and Dispositions for the quarter ended September 30, 2005:

•	Investments:
o	$49.6 million in the Investment Portfolio, including acquiring 40 properties with an aggregate 175,000 square feet of gross leasable area
o	$19.3 million in the Development Inventory Portfolio, including acquiring 7 properties
o	$12.7 million in the Exchange Inventory Portfolio, including acquiring 17 properties
•	Dispositions:
o	Three Investment properties with an aggregate 44,000 square feet of gross leasable area, with net proceeds of $3.7 million, resulting in a loss of $89,000
o	Three Development Inventory properties with net proceeds of $29.7 million, resulting in a gain of $6.0 million, net of intercompany eliminations and minority interest
o	Two Exchange Inventory properties with net proceeds of $1.1 million, resulting in a gain of $214,000

Investments and Dispositions for the nine months ended September 30, 2005:

•	Investments:
o	$175.7 million in the Investment Portfolio, including acquiring 110 properties with an aggregate 879,000 square feet of gross leasable area (which includes 43 properties with an aggregate 399,000 square feet of gross leasable area acquired in the National Properties Corporation acquisition)
o	$49.5 million in the Development Inventory Portfolio, including acquiring 13 properties
o	$14.6 million in the Exchange Inventory Portfolio, including acquiring 23 properties
o	$9.4 million to acquire 78.9 percent of Orange Avenue Mortgage Investments, Inc.
•	Dispositions:
o	Nine Investment properties with an aggregate 449,000 square feet of gross leasable area, with net proceeds of $37.0 million, resulting in a gain of $9.7 million
o	Eight Development Inventory properties with net proceeds of $44.4 million, resulting in a gain of $9.7 million, net of intercompany eliminations and minority interest
o	Ten Exchange Inventory properties with net proceeds of $12.9 million, resulting in a gain of $1.9 million

Craig Macnab, Chief Executive Officer and President, said, “We are delighted to announce a record quarter with all of our business units executing according to plan. In the third quarter we successfully sold a development project at a handsome gain and our acquisition group continues to find attractive opportunities for us. We also have a significant pipeline of acquisitions under letter of intent which excites us about the outlook for 2006.”

Commercial Net Lease Realty invests primarily in high-quality, retail properties subject generally to long-term, net leases with established tenants, such as Barnes & Noble, Best Buy, CVS, OfficeMax and the United States of America. As of September 30, 2005, the Company owned 464 Investment Properties in 41 states with a gross leasable area of approximately 9.0 million square feet. These Investment Properties are leased to 172 corporations in 60 industry classifications.

Management will hold a conference call on November 1, 2005, at 2:00 p.m. EST to review the Company’s results. The call can be accessed on the Company’s web site live at http://www.nnnreit.com. For those unable to listen to the live broadcast, a replay will be available on the Company’s web site. In addition, the Company will post a summary of any earnings guidance given on the call to the Company’s web site.

Statements in this press release that are not strictly historical are “forward-looking” statements. Forward-looking statements involve known and unknown risks, which may cause the Company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, changes in interest rates, increases in operating costs, the availability of capital, and the profitability of the Company’s taxable subsidiary. Additional information concerning these and other factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the Company’s SEC filings, including, but not limited to, the Company’s Annual Report on Form 10-K. Copies of each filing may be obtained from the Company or the SEC. Consequently, such forward-looking statements should be regarded solely as reflections of the Company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

Funds from Operations, commonly referred to as FFO, is a relative non-GAAP financial measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is defined by the National Association of Real Estate Investment Trusts and is used by the Company as follows: net earnings (computed in accordance with GAAP) plus depreciation and amortization of assets unique to the real estate industry, excluding gains (or including losses) on the disposition of real estate held for investment and extraordinary items, and the Company’s share of these items from the Company’s unconsolidated partnerships.

FFO is generally considered by industry analysts to be the most appropriate measure of performance of real estate companies. FFO does not necessarily represent cash provided by operating activities in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company’s performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers FFO an appropriate measure of performance of an equity REIT because it primarily excludes the assumption that the value of the real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. The Company’s computation of FFO may differ from the methodology for calculating FFO used by other equity REITs, and therefore, may not be comparable to such other REITs.

The Company has determined that there are earnings from discontinued operations in each of its segments, investment assets and inventory assets. All property dispositions from the Company’s held for investment segment are classified as discontinued operations. In addition, certain properties in the Company’s inventory segment that have generated revenues before disposition are classified as discontinued operations. These held for sale properties have not historically been classified as discontinued operations. Prior period comparable condensed consolidated financial statements have been restated to include these properties in its earnings from discontinued operations. These adjustments resulted in a decrease in the Company’s reported total revenues and total and per share income from continuing operations and an increase in the Company’s income from discontinued operations. However, the Company’s total and per share FFO and net income available to common shareholders are not affected.

Commercial Net Lease Realty, Inc.

(in thousands, except per share data)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Revenues:
Rental and earned income	$29,644	$27,498	$89,679	$81,398
Real estate expense reimbursement from tenants	1,184	931	4,221	3,926
Gain (loss) on disposition of real estate, Inventory Portfolio(Note 1)	(138)	2,413	708	4,126
Interest and other income from real estate transactions	1,507	1,890	4,940	5,423
Interest income on mortgage residual assets	2,797	—	4,719	—

	34,994	32,732	104,267	94,873

Operating expenses:
General and administrative	6,232	5,847	16,841	17,148
Real estate	2,207	2,787	7,683	8,844
Depreciation and amortization	6,473	4,267	15,828	12,377
Transition costs	—	52	—	3,252
Impairments	422	—	1,750	—

	15,334	12,953	42,102	41,621

Other expenses (revenues):
Interest and other income	(415)	(1,238)	(1,191)	(3,057)
Interest expense	8,496	8,614	25,169	24,042

	8,081	7,376	23,978	20,985

Income tax benefit	450	660	1,397	1,993
Minority interest	233	(1,360)	250	(1,017)
Equity in earnings of unconsolidated affiliates	111	1,155	1,291	3,694

Earnings from continuing operations	12,373	12,858	41,125	36,937

Earnings from discontinued operations:
Real estate, Investment Portfolio	(28)	1,355	10,827	3,698
Real estate, Inventory Portfolio, net of income tax expense and minority interest	4,185	2,792	7,471	5,373

	4,157	4,147	18,298	9,071

Earnings before extraordinary gain	16,530	17,005	59,423	46,008

Extraordinary gain, net of income tax expense	—	—	11,805	—

Net earnings	16,530	17,005	71,228	46,008
Series A Preferred Stock dividends	(1,002)	(1,002)	(3,006)	(3,006)
Series B Convertible Preferred Stock dividends	(418)	(418)	(1,256)	(1,256)

Net earnings available to common stockholders – basic	15,110	15,585	66,966	41,746
Series B Convertible Preferred Stock dividends	—	—	1,256	—

Net earnings available to common stockholders – diluted	$15,110	$15,585	$68,222	$41,746

Weighted average common shares outstanding:
Basic	53,652	51,672	52,596	51,289

Diluted	53,901	51,969	54,122	51,590

Commercial Net Lease Realty, Inc.

(in thousands, except per share data)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Net earnings per share available to common stockholders:
Basic:
Continuing operations	$0.20	$0.22	$0.70	$0.64
Discontinued operations	0.08	0.08	0.35	0.17
Extraordinary gain	—	—	0.22	—

Net earnings	$0.28	$0.30	$1.27	$0.81

Diluted:
Continuing operations	$0.20	$0.22	$0.70	$0.63
Discontinued operations	0.08	0.08	0.34	0.18
Extraordinary gain	—	—	0.22	—

Net earnings	$0.28	$0.30	$1.26	$0.81

Commercial Net Lease Realty, Inc.

(in thousands)

Earnings from Discontinued Operations – Investment Portfolio:

In accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”), the Company has classified its investment assets sold and leasehold interests expired subsequent to December 31, 2001, the effective date of SFAS No. 144, as discontinued operations. In addition, the Company has classified any investment asset that was held for sale at September 30, 2005, as discontinued operations. The following is a summary of earnings from discontinued operations from the real estate Investment Portfolio.

	Quarter Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Revenues:
Rental and earned income	$117	$1,322	$3,205	$3,375
Real estate expense reimbursements from tenants	—	1	—	4
Interest and other income from real estate transactions	30	50	233	207

	147	1,373	3,438	3,586

Expenses:
General and administrative	—	(9)	10	(4)
Real estate	66	72	236	282
Depreciation and amortization	4	151	42	571
Impairments	—	—	1,978	—
Interest	16	57	57	177

	86	271	2,323	1,026

Gain (loss) on disposition of real estate (Note 1)	(89)	253	9,712	1,138

Earnings (loss) from discontinued operations	$(28)	$1,355	$10,827	$3,698

Earnings from Discontinued Operations – Inventory Portfolio:

The Company has classified its Inventory Properties that are currently held for sale and generating rental revenues as discontinued operations. The Company has reclassified all held for sale properties that generated rental revenue before disposition which were sold subsequent to December 31, 2001, the effective date of SFAS No. 144, as discontinued operations. The following is a summary of earnings from discontinued operations from the real estate Inventory Portfolio.

	Quarter Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Revenues:
Rental income	$250	$590	$1,394	$1,738
Real estate expense reimbursements from tenants	1	46	39	168
Gain on disposition of real estate (Note 1)	11,718	7,394	16,372	10,804
Interest and other income from real estate transactions	614	—	805	81

	12,583	8,030	18,610	12,791

Expenses:
General and administrative	20	16	33	23
Real estate	34	84	166	242
Depreciation and amortization	—	1	21	1
Interest	131	73	651	227

	185	174	871	493

Income tax expense	(2,560)	(1,709)	(4,571)	(3,287)
Minority interest	(5,653)	(3,355)	(5,697)	(3,638)

Earnings from discontinued operations	$4,185	$2,792	$7,471	$5,373

Commercial Net Lease Realty, Inc.

(in thousands)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Reconciliation of net earnings to FFO and FFO available to common shareholders:
Net earnings	$16,530	$17,005	$71,228	$46,008
Real estate depreciation and amortization:
Continuing operations	6,024	3,884	14,621	11,078
Discontinued operations	4	151	42	571
Partnership real estate depreciation	148	153	457	466
(Gain) loss on disposition of real estate held for investment from discontinued operations	89	(253)	(9,712)	(1,138)
Extraordinary gain, net of income taxes	—	—	(11,805)	—

FFO	22,795	20,940	64,831	56,985
Series A Preferred Stock dividends	(1,002)	(1,002)	(3,006)	(3,006)
Series B Convertible Preferred Stock dividends	(418)	(418)	(1,256)	(1,256)

FFO available to common stockholders – basic	21,375	19,520	60,569	52,723
Series B Convertible Preferred Stock dividends	—	—	1,256	—

FFO available to common stockholders – diluted	$21,375	$19,520	61,825	52,723

Funds from operations per share:
Basic	$0.40	$0.38	$1.15	$1.03

Diluted	$0.40	$0.38	$1.14	$1.02

Note 1: Real Estate Disposition Summary

	Quarter Ended September 30,				Nine Months Ended September 30,
	2005		2004		2005		2004
	# of Properties		# of Properties		# of Properties		# of Properties
Reconciliation of gain (loss) on disposition between continuing and discontinued operations:
Continuing operations	1	$(138)	1	$2,413	3	$708	6	$4,126
Discontinued operations:
Investment Portfolio	3	(89)	5	253	9	9,712	14	1,138
Inventory Portfolio	4	11,718	5	7,394	15	16,372	8	10,804
Minority interest, Inventory Portfolio	—	(5,393)	—	(4,680)	—	(5,393)	—	(4,662)

	8	$6,098	11	$5,380	27	$21,399	28	$11,406

Reconciliation of gain (loss) on disposition of type:
Inventory Portfolio:
Development	3	$10,940	4	$9,087	8	$14,562	11	$13,943
Exchange	2	214	2	250	10	1,953	3	407
Intercompany eliminations	—	426	—	470	—	565	—	580
Minority interest on Development gain	—	(5,393)	—	(4,680)	—	(5,393)	—	(4,662)

	5	6,187	6	5,127	18	11,687	14	10,268
Investment Portfolio	3	(89)	5	253	9	9,712	14	1,138

	8	$6,098	11	$5,380	27	$21,399	28	$11,406

Commercial Net Lease Realty, Inc. (in thousands) Balance Sheet Summary
	September 30,	December 31,
	2005	2004
Assets:
Cash and cash equivalents	$11,856	$1,947
Restricted cash	26,500	—
Receivables, net of allowance	12,777	6,636
Mortgages, notes and accrued interest receivable, net of allowance	51,607	45,564
Real estate, Investment Portfolio:
Accounted for using the operating method, net of accumulated depreciation and amortization and impairment	1,140,481	1,009,397
Accounted for using the direct financing method	100,445	102,311
Held for sale, net of impairment	1,600	—
Real estate, Inventory Portfolio, net of accumulated depreciation	80,311	58,049
Investment in unconsolidated mortgage residual interests	—	29,672
Mortgage residual interests	69,917	—
Accrued rental income, net of allowance	27,510	28,619
Other assets	26,373	17,853

Total assets	$1,549,377	$1,300,048

Liabilities and stockholders’ equity:
Line of credit payable	$120,800	$17,900
Mortgages payable	152,043	157,168
Notes payable – secured	30,000	—
Notes payable	343,765	323,132
Financing lease obligation	26,041	26,041
Income tax liability	24,786	702
Other liabilities	28,866	16,079
Minority interest	9,360	2,028
Stockholders’ equity	813,716	756,998

Total liabilities and equity	$1,549,377	$1,300,048

Common shares outstanding	54,195	52,078

Gross leasable area, Investment Portfolio	8,972	8,542

Commercial Net Lease Realty, Inc.

Investment Portfolio

Top 20 Tenants

	Tenant	% of Total(1)		Tenant	% of Total(1)
1.	United States of America	14.0%	11.	Majestic Liquors	2.2%
2.	CVS	5.8%	12.	United Rentals	2.2%
3.	Best Buy	4.4%	13.	QuikTrip	1.6%
4.	OfficeMax	3.8%	14.	Jared Jewelers	1.4%
5.	Barnes & Noble	3.7%	15.	Bed Bath & Beyond	1.3%
6.	Eckerd	3.5%	16.	Food 4 Less	1.2%
7.	Academy	3.3%	17.	CarMax	1.2%
8.	The Sports Authority	2.8%	18.	Havertys Furniture	1.1%
9.	Borders Books	2.3%	19.	Rite Aid	1.1%
10.	Uni-Mart	2.3%	20.	Dick’s Sporting Goods	1.0%

Top 10 States

	State	% of Total(1)		State	% of Total(1)
1.	Virginia	18.1%	6.	Pennsylvania	4.1%
2.	Texas	15.6%	7.	Missouri	3.5%
3.	Florida	12.9%	8.	Ohio	2.8%
4.	Georgia	5.6%	9.	Tennessee	2.6%
5.	California	5.5%	10.	New Jersey	2.5%

Lease Expirations

	% of Total(1)	# of Properties	Gross Leasable Area (2)		% of Total(1)	# of Properties	Gross Leasable Area (2)
2005	0.3%	3	30,000	2011	3.5%	17	329,000
2006	0.5%	6	127,000	2012	4.4%	22	473,000
2007	1.7%	16	221,000	2013	6.2%	29	688,000
2008	2.4%	24	471,000	2014	21.8%	37	1,139,000
2009	2.7%	24	475,000	2015	5.7%	24	670,000
2010	4.1%	22	351,000	Thereafter	46.7%	232	3,928,000

(1)	Based on annual base rent of $134,023,000
(2)	Square feet